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                                 EXHIBIT E.(XVI)
                             AMENDMENT NUMBER 13 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following are hereby included as new Funds, to which all provisions in the Agreement shall apply.

     -    The Hartford Balanced Income Fund

     -    The Hartford MidCap Growth Fund

     -    The Hartford Select SmallCap Value Fund


     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 18th day of July, 2006.


                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Executive Vice President


                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Robert M. Arena
                                            ------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President